DEFA14A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[X]    Soliciting Material Pursuant to Section 240.14a-12


                  SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1.)  Title of each class of securities to which transaction applies:

       2.)  Aggregate number of securities to which transaction applies:

       3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

       4.)  Proposed maximum aggregate value of transaction:

       5.)  Total fee paid:

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Information on Current Proxies

On August 24, 2005, the Board approved proposals for all Funds (except the Pennsylvania Tax-Free Trust) under which
     o    Nominees would be elected to the Board,
     o    Certain advisory agreements would be amended,
     o    The Funds' Charter would be amended and restated and
     o The Funds' fundamental investment policies would be amended and restated.

The shareholder meeting at which these proposals will be considered is currently scheduled to be held in late November, 2005.

You may vote in the following manner:

     o Authorize a proxy by touch tone phone by calling the phone number listed on your proxy card;
     o    Authorize a proxy by Internet
          Click here if your proxy card shows this logo [Sentinel Fund Logo]

          Click here if your proxy card shows this logo [ADP Logo]

     These links will take you to the proxy voting site of a vendor that has contracted with us or your financial intermediary and who is not affiliated with the Sentinel Funds. The Sentinel Funds are not responsible for the content or operation of these sites.

     o Authorize a proxy by completing, signing, dating and returning your proxy card or

     o    Attend the meeting and vote by ballot.

To vote by touch tone phone or Internet, you will need the control number printed on your proxy card.

      The Board of Directors recommends that you vote for these proposals.

                           Frequently Asked Questions

                           Your vote is very important

Q.   What does it mean to be represented by proxy?
A. Being represented by proxy means that you have appointed someone else to act on your behalf as your proxy at the stockholders meeting. Your appointed proxy must vote each proposal according to the instructions you provided.

Q. On what am I being asked to vote at the upcoming special shareholder meeting on November 21, 2005 ("Meeting")?
A. You are being asked to (1) elect eleven Directors of Sentinel Group Funds, Inc., which constitutes the entire Sentinel Group Funds, Inc.'s Board of Directors ("Board"); (2) approve the amendment and restatement of the Charter of Sentinel Group Funds, Inc. and (3) approve

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     your Fund's fundamental investment policies. In addition, shareholders of each of the Sentinel Common Stock, Sentinel High Yield Bond, Sentinel International Equity, Sentinel Mid Cap Growth and Sentinel Small Company Funds are being asked to approve an amendment to the advisory agreement between Sentinel Group Funds, Inc. and Sentinel Advisors Company.

Q.   Has the Board approved these Proposals?
A. The Board has approved each Proposal and recommends that you vote in favor of the applicable Proposals.

Q.   What is changing in my Fund's advisory agreement?
A. Under the proposed amendments, the International Equity, Mid Cap Growth and Small Company Funds' assets would not be aggregated with each other and with the Balanced Fund when determining the breakpoint level for each Fund's advisory fee. In addition, each of these Funds and the Common Stock and High Yield Bond Funds would be subject to a new advisory fee schedule. All other provisions of the advisory agreements are unaffected by the proposed amendments.

Q.   How will expenses be affected?
A. Pro forma total annual expenses reflect a decrease for each Class of the High Yield Bond Fund and an increase for each Class of each of the Common Stock, International Equity, Mid Cap Growth and Small Company Funds. Note, however, the new advisory fee schedules do provide the opportunity for a lower effective advisory fee at high asset levels than would be possible under the current advisory fee schedules.

Q.   Why is the Board proposing to amend and restate the Charter?
A. The Board is recommending updating the Charter generally to make it more consistent with the changes in Maryland statutes and regulations and the mutual fund industry since the Charter was first adopted and last amended and restated almost ten years ago.

Q. Why is the Board asking for approval of the Fund's fundamental investment policies?
A. The Board is recommending the deletion of the investment policy restricting the Funds from lending securities, which would allow the Funds to participate in a securities lending program, in addition to the clarification of which of the Funds' investment policies are fundamental and which are non-fundamental. The Board has also proposed that shareholders approve the removal of all investment policies from Sentinel Group Funds, Inc.'s Bylaws as part of an amendment and restatement of the Bylaws aimed at updating them in light of changes in the laws, regulations and industry since they were adopted and last amended.

Q.   What happens if shareholders do not approve a Proposal?
A. Under Proposal 1, the eleven nominees with the most votes will be elected. Therefore, we anticipate that all nominees will be elected. Any applicable Fund that does not approve Proposal 2 will continue to be subject to its current advisory fee schedule. If Proposal 3 is not approved, the current Charter will remain in effect. Each Proposal 4a-4g is independent of the other. Any Fund that does not approve an applicable Proposal 4a-4g will continue to be subject to its current investment policies. However, the investment policies described in Proposal 4f are not materially different than the investment policies to which the Funds are currently subject. In addition, the investment policies described in

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     Proposals 4a-4d may also be repealed if Proposal 3 is approved, as described in more detail in the proxy statement.

Q.   I don't own very many shares. Why should I bother to vote?
A. Your vote makes a difference. If numerous shareholders just like you fail to vote, we may not receive sufficient votes to hold the Meeting or approve the Proposals.

Q.   Who is entitled to vote?
A. Any person who owned shares of Sentinel Group Funds, Inc. on the record date, which was the close of business on the New York Stock Exchange on September 26, 2005, is entitled to vote on the applicable Proposals -- even if that person later sells the shares. You may cast one vote for each dollar of net asset value per share you owned on the record date.

Call Script

Hello, I'm trying to reach (shareholder name) is he/she available? My name is ______ and I'm calling on a recorded line regarding your investment in Sentinel Funds. We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back. Would you like to register a vote along with the recommendations of the Sentinel Funds Board?

If yes, move forward to Voting Section.

Voting Section:

I am recording your ____ vote. For verification purposes, may I have the city, state and zip code to which we'll be mailing your confirmation? A printed confirmation will be sent to (address).

(For corporations, need to review registration with shareholder to confirm identity)

Thank you for your time and your vote Mr./Mrs. __________. Have a good _____.

If no, then:

Would you like to review the proposals and vote separately on each item?

If yes:

(Representative will review each proposal)

The Board recommends a vote in favor of all proposals. How would you like to register your vote?

(move forward to Voting Section)

If no, then:

Do you have a pen and paper handy? I would like to leave you with our toll free number. If you have any questions or would like to quickly vote your shares over the phone, please call Computershare Fund Services toll free at 1-866-270-1864. Your participation would be greatly appreciated. Thank you for your time. Have a good day/evening.